Exhibit 99.2

Mallinckrodt Announces Agreement in Principle for Global Opioid Settlement and

Associated Debt Refinancing Activities

Agreement in Principle with Court-Appointed Plaintiffs’ Executive Committee Representing the Interests of Thousands of Plaintiffs in the Opioid Multidistrict Litigation; Supported by a Broad-Based Group of 47 State and U.S. Territory Attorneys General

Settlement Terms Include Structured Payments of $1.6 Billion Over Eight Years and Warrants for 19.99% of Company’s Outstanding Shares

Proposed Settlement to be Facilitated Through a Chapter 11 Filing by Certain Specialty Generics-Focused Subsidiaries

Mallinckrodt plc and its Specialty Brands-Related Subsidiaries Excluded from Chapter 11 Filing

Mallinckrodt plc to Retain Ownership of the Specialty Generics Business

Debt Refinancing Activities Address Near Term Maturities

Conference Call Today at 8:30 AM ET

STAINES-UPON-THAMES, United Kingdom – February 25, 2020 – Mallinckrodt plc (NYSE: MNK) (“Mallinckrodt” or the “Company”) today announced that the Company and its specialty generics-focused subsidiaries Mallinckrodt LLC, SpecGx LLC and certain other affiliates (collectively, “Specialty Generics”) have reached an agreement in principle on the terms of a global settlement that would resolve all opioid-related claims against the Company, Specialty Generics, and the Company’s other subsidiaries. The agreement in principle has been reached with a court-appointed plaintiffs’ executive committee representing the interests of thousands of plaintiffs in the opioid multidistrict litigation1, and is supported by a broad-based group of 47 state and U.S. Territory Attorneys General.

Under the terms of the proposed settlement, which would become effective upon Specialty Generics’ emergence from a contemplated Chapter 11 process, subject to court approval and other conditions:

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Plaintiffs would receive $1.6 billion in structured payments, of which $300 million would be received upon Specialty Generics’ emergence from the completed Chapter 11 case, $200 million would be received on each of the first and second anniversaries of emergence, and $150 million would be received on each of the third through eighth anniversaries of emergence. The substantial majority of those payments are expected to be contributed to a trust which, among other things, would establish an abatement fund to be administered to cover the costs of opioid-addiction treatment and related efforts.

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Upon Specialty Generics’ emergence from the contemplated Chapter 11 process, the trust would receive warrants, exercisable at $3.15 per share, to purchase ordinary shares that would represent approximately 19.99% of the Company’s fully diluted outstanding shares, including after giving effect to the exercise of the warrants.

•	Specialty Generics would abide by certain agreed-upon operating covenants.

A copy of the term sheet outlining the terms of the proposed settlement, including the conditions to the effectiveness of the settlement, has been filed as an exhibit to a Form 8-K filed by the Company today with the U.S. Securities and Exchange Commission.

To implement the proposed settlement, the Company expects that Specialty Generics, which manufactures certain generic opioid products, among other products, will file voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the coming months. Mallinckrodt plc and its Specialty Brands-

[1]	Captioned In re National Prescription Opiate Litigation, Case No. 17-md-2804 (N.D. Ohio).

related subsidiaries would not be part of the Chapter 11 filing. This court-supervised process is expected to lead to the creation of a trust which, among other things, would establish an abatement fund to offset the expense of helping to combat opioid addiction and providing support to communities impacted by opioid abuse. The court-supervised process is also expected to provide a fair, orderly, efficient and legally binding mechanism to resolve all opioid-related claims against the Company, Specialty Generics, and all of Mallinckrodt’s other subsidiaries and related entities. It is expected that Mallinckrodt plc would receive the benefit of a “channeling injunction” that would provide for the release of all opioid-related claims that have been or could have been asserted against Mallinckrodt plc or its subsidiaries related to Specialty Generics’ manufacture and sale of opioids prior to the time the Specialty Generics Chapter 11 plan becomes effective.

Mallinckrodt and all of its subsidiaries, including Specialty Generics, are operating as normal and are expected to continue operating normally throughout the court-supervised process contemplated for Specialty Generics. The Company currently expects that Specialty Generics would continue to be an indirect, wholly owned subsidiary of Mallinckrodt plc during and following emergence from the contemplated court-supervised process. Upon emergence, the Company will continue to evaluate strategic options for the Specialty Generics business.

Related Debt Refinancing Activities

The Company and certain of its subsidiaries have entered into a support agreement with certain of its existing term lenders, as well as certain of its existing noteholders, as new lenders, relating to an amendment to the Company’s existing credit agreement on terms consistent with an agreed term sheet.

Conditions to the effectiveness of the amendment include, among other things, (i) the consent by certain thresholds of the existing term lenders and revolving lenders (which condition has not yet been satisfied as of this date) and (ii) the commencement of an exchange offer with respect to the Company’s 5.750% senior notes due August 2022 (the “2022 Notes”), pursuant to the exchange agreement (as described below).

The amendment, if effected, would provide for a new $800.0 million term loan with a four-year term and would implement certain other amendments on the terms described in the term sheet.

The proceeds of the new term loan will be used to fund the redemption or repayment of all of the Company’s outstanding 4.875% senior notes due April 2020, and additionally to partially repay loans and terminate corresponding commitments under the revolving credit facility in respect of revolving lenders who agree to extend their loans and commitments to March 2024.

The amendments to the existing credit agreement would provide for, among other things, certain changes to the covenants, including the financial covenant, a rate increase of 100 basis points for existing term loans, and an increase in amortization on the existing term loans.

Although the term sheet relating to the proposed settlement had included a reference to the Company making an exchange offer for its 2020 notes, the Company currently plans to enter into the amendment and to use the proceeds of the new term loan thereunder to refinance its 2020 notes, in lieu of any exchange offer for the 2020 notes.

In addition, pursuant to a separate exchange agreement, certain senior noteholders have agreed to tender their 2022 Notes in exchange for new 10.000% second lien notes due April 2025 (“2025 Notes”), on a par-for-par basis, pursuant to an exchange offer that would be commenced by certain subsidiaries of the Company. To the extent the exchange offer is not fully subscribed, these noteholders have also agreed to exchange 5.625% senior notes due October 2023 held thereby (the “2023 Notes”) for such 2025 Notes, at a rate of 90 cents of 2025 Notes for every dollar of 2023 Notes.

The foregoing agreements are described in a Current Report on Form 8-K filed by the Company today.

Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, said, “Reaching this agreement in principle for a global opioid resolution and the associated debt refinancing activities announced today are important steps toward resolving the uncertainties in our business related to the opioid litigation. Importantly, when finalized, we believe the proposed settlement and capital restructuring activities will provide us with a clear path forward to achieving our long term strategy, preserving value for our financial stakeholders and providing us with the flexibility to operate effectively.”

Trudeau continued, “In spite of the uncertainties impacting the business, we have continued to deliver strong earnings and cash flow as evidenced by our fourth quarter and 2019 results issued today. These results reflect the strength of both Specialty Brands and Specialty Generics and underscore our vision for the future of these businesses. Our pipeline continues to build momentum, with the expected filings of terlipressin and StratGraft® in the coming months, as well as the completion of key clinical study results and data readouts across the portfolio. Looking ahead, we remain focused on our vision to develop and bring to market innovative therapies for underserved patients with severe and critical conditions.”

For additional information about the proposed global opioid settlement, please visit www.advancingmnk.com.

Fourth Quarter and 2019 Financial Results

In a separate release issued today, Mallinckrodt reported fourth quarter and 2019 earnings results. The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the proposed global opioid settlement and the Company’s financial results. The call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

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By telephone: The telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 4168459.

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Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Feb. 25, 2020, and ending at 11:30 a.m. Eastern Time on Tuesday, March 10, 2020. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 4168459.

Advisors

Latham & Watkins LLP, Ropes & Gray LLP and Wachtell, Lipton, Rosen & Katz are serving as counsel, Guggenheim Securities LLC is serving as investment banker and AlixPartners LLP is serving as restructuring advisor to Mallinckrodt. Latham & Watkins LLP is serving as counsel, AlixPartners LLP is serving as restructuring advisor, and PJT Partners, Inc. is serving as investment banker to Specialty Generics.

ABOUT MALLINCKRODT

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

THE NEW YORK STOCK EXCHANGE SHAREHOLDER APPROVAL POLICY

The issuance of the warrants to the trust as part of the proposed settlement would normally require approval of the Company’s shareholders according to the Shareholder Approval Policy of the New York Stock Exchange (the “Exchange”). The Audit Committee of the Board of Directors of the Company determined that the delay necessary in securing shareholder approval prior to the issuance of the warrants would seriously jeopardize the financial viability of Company. Because of that determination, the Audit Committee, pursuant to an exception provided in the Exchange’s shareholder approval policy for such a situation, expressly approved the Company’s omission to seek the shareholder approval that would otherwise have been required under that policy. The Exchange has accepted the Company’s application of the exception.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: governmental investigations and inquiries, regulatory actions and lawsuits brought against Mallinckrodt by government agencies and private parties with respect to its historical commercialization of opioids, including the non-binding agreement in principle regarding terms and conditions of a global settlement to resolve all current and future opioid-related claims; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; potential indemnification liabilities to Covidien pursuant to the separation and distribution agreement; business development activities; retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; the proposed refinancing of certain near-term debt maturities; future changes to U.S. and foreign tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 27, 2019, which the company expects to file later today. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations

Daniel J. Speciale, CPA

Vice President, Investor Relations and IRO

314-654-3638

daniel.speciale@mnk.com

Media

Michael Freitag / Aaron Palash / Aura Reinhard

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2020 Mallinckrodt. 02/20